Exhibit 99.1

LASALLE HOTEL PROPERTIES ACQUIRES PORTION OF LANDMARK CHICAGO PROPERTY THROUGH

JOINT VENTURE

Company to Redevelop as Super Luxury Hotel

BETHESDA, MD, March 18, 2008 – LaSalle Hotel Properties (NYSE: LHO) today announced that Modern Magic Hotel LLC, a joint venture between the Company and Oxford OG Hospitality Chicago, LLC (“Oxford”), has acquired from Prime Group Realty Trust (“Prime”) floors 2 through 13 and a portion of the first floor (representing approximately 375,000 square feet) of the existing 52-story IBM Building located at 330 N. Wabash Avenue in downtown Chicago, IL for $46.0 million. The joint venture has developed plans to convert the existing vacant floors to a super luxury hotel. LaSalle Hotel Properties holds a 95% controlling interest in Modern Magic Hotel, LLC with the remaining 5% interest owned by Oxford.

The existing building, designed by world-renowned architect Mies van der Rohe, was recently designated a historic landmark. The hotel will be created on the purchased floors, with exclusive elevators and a separate entrance on the ground floor. The upper floors, owned by Prime, an unrelated entity, will remain high-quality office space. The development plan has not yet been finalized, but the hotel is expected to house up to 335 rooms. The standard guestroom will be approximately 525 square feet, one of the largest in the city, and will feature large 5-fixture bathrooms. Guestrooms will have 9.5 foot ceilings with floor to ceiling windows providing dramatic views of the Chicago River, Lake Michigan and the Chicago skyline. Approximately 20% of the rooms will be suites, ranging in size from 775 to 2,350 square feet. The hotel will offer 17,000 square feet of state-of-the-art facilities for meetings and social affairs, including a 5,000 square foot ballroom with spectacular river views. A 9,000 square foot distinguished chef-driven restaurant will also be featured, as well as a lobby bar, wine room, fitness center, indoor pool and destination spa. The hotel is being designed by The Gettys Group, Inc. (“Gettys”), a global hospitality design and development firm based in Chicago. The joint venture is striving to achieve a Silver LEED certification for the hotel, through both “green” design and operations. The joint venture is currently in discussions with both independent and branded operators, and a selection will be made later this year. It is expected that the completed hotel will open in 2010.

“We are extremely excited about working with Oxford and Gettys on this compelling opportunity to create a 5-star hotel, in one of our targeted urban markets at a very significant discount to what it would cost to acquire or construct this highest quality of hotel,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “By converting existing clean, vacant space, we are able to eliminate a significant portion of the development risk and can complete the project in less than half the time of new ground-up development. As the completed hotel ramps up to its full income potential, it will help fill our pipeline of growth for 2010 through 2013.”

The new hotel will enjoy an outstanding location directly on the north bank of the Chicago River, in the Michigan Avenue Corridor, one block west of Michigan Avenue proper and at the new epicenter for luxury hotels along the banks of the Chicago River. The hotel will join LaSalle Hotel Properties’ luxury Hotel Sax

Chicago, which is adjacent to the west on the river; the Westin River North, one block further west; the new Trump International Hotel directly adjacent to the east along the river; the Renaissance Chicago Hotel, directly across the river; and the proposed Shangri-la Hotel, also along the south side of the river. The hotel will benefit from its direct waterfront location along the rapidly expanding and increasingly visible Chicago River Walk, which ties directly into Chicago’s famous Magnificent Mile on Michigan Avenue.

The building’s world-famous minimalist modern architecture represents the last, largest and arguably one of the greatest designs by famed architect Mies van der Rohe, the father of the Modernist movement. It is one of the most iconic, distinctive and architecturally significant buildings in Chicago and is an ideal structure within which to develop a sleek and progressive super luxury hotel. As a mixed-use development, the office space above will be one of the most desired office locations in downtown Chicago.

“This building provides a great location and terrific structure to create a unique 5-star experience for our guests,” said Mr. Bortz. “With the lower cost basis in the hotel and with landmark status creating significant property tax savings, we believe this opportunity furthers our mission to create long-term shareholder value. This redevelopment makes a fantastic addition to our current investments in Chicago, which include the Westin Michigan Avenue Hotel and the repositioned Hotel Sax Chicago in the Marina City complex next door.”

“We’re excited to be developing a super luxury hotel in this iconic building, which along with the Seagram Building on Park Avenue in New York, is one of Mies Van der Rohe’s most important buildings and thus among the most prominent mid-century modern buildings in the world. We are also excited to be part of developing one of only two luxury hotels directly on the waterfront in Chicago’s new Gold Coast given the myriad positive developments in and around the immediate area,” said managing principal John W. Rutledge, Oxford Capital Group, LLC President and CEO.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group and the Kimpton Hotel & Restaurant Group, LLC.

Oxford’s managing and majority member is John W. Rutledge, the founder, President and CEO of Oxford Capital Group, LLC, and other senior principal is Roger G. Hill, founder and CEO of The Gettys Group, Inc.

Oxford Capital Group, LLC (“Oxford Capital”) is a Chicago-based real estate, private equity, asset management, and investment holding company. Oxford Capital and its principals’ investment activities focus on operationally intensive forms of real estate with the majority of the firm’s activities devoted to the lodging, hospitality, leisure sectors and senior housing. The firm also has invested selectively in the other major real estate asset classes. In its corporate private equity transactions, Oxford focuses on quick service restaurants, consumer retail, select healthcare transactions and financial services, including banking. The company and its affiliates have sponsored, co-sponsored and/or participated in the acquisition, investment and asset management of approximately $3 billion in transactions primarily in the lodging sector. In addition to its corporate headquarters, Oxford Capital, has direct or property-level offices in Charleston, South Carolina, Chicago, New York City, Washington, D.C. (Northern Virginia), and Palm Beach, and affiliated offices in San Francisco, Los Angeles and Tokyo. For more information about Oxford Capital, call (312) 755-9500 or visit www.oxford-capital.com.

Gettys is a global hospitality design and development firm with offices in Chicago, Hong Kong, Irvine, Miami and New York. For 20 years, Gettys has passionately pursued the art of design, creating destination hotels, resorts, spas, and mixed-use developments around the world with the industry’s most discerning clients. The company’s progressive approach to design focuses on innovation, inspired creativity, and a collaborative process that engages and delights their clients and creates memorable experiences for their guests. They have built a studio of visionary experts – from interior designers, to architects, procurement professionals and hoteliers – that understand and embrace the nuances and hallmarks of world-class hospitality design. Gettys is leading the industry on the most forward-thinking issues, including an intense focus on sustainable and green design practices, and conceptualizing the future of our industry through the Hotel of Tomorrow™ Project consortium. For more information about Gettys, call (312) 836-1111 or visit www.gettys.com.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about development plans, hotel quality level, discount to replacement and acquisition cost, number of guestrooms and guestroom size, location and creation of shareholder value. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) risks associated with development activity, including project cost overruns and delays, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

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